Exhibit 99.1

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2022 AND 2021,

AND FOR THE YEAR ENDED DECEMBER 31, 2022,

AND ERISA-REQUIRED SUPPLEMENTAL SCHEDULE

AS OF DECEMBER 31, 2022

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN

TABLE OF CONTENTS

AS OF DECEMBER 31, 2022 AND 2021, AND

FOR THE YEAR ENDED DECEMBER 31, 2022

NOTE: All other schedules required by Section 2520.103-10 of the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

CliftonLarsonAllen LLP CLAconnect.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Retirement Plans Committee and Plan Participants

National Grid USA Companies’

Incentive Thrift Plan

Brooklyn, New York

Opinion on the Financial Statements

We have audited the accompanying statement of net assets available for benefits of National Grid USA Companies Incentive Thrift Plan (the Plan) as of December 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the net assets available for benefits of National Grid USA Companies’ Incentive Thrift Plan as of December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on the Plan’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Plan in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Retirement Plans Committee and Plan Participants

National Grid USA Companies’

Incentive Thrift Plan

/s/ CliftonLarsonAllen

CliftonLarsonAllen LLP

We served as the Plan’s auditor from 2007 – 2022.

Minneapolis, Minnesota

June 24, 2022

Plan Administrator

National Grid USA Companies’ Incentive Thrift Plan

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Plan Participants and Plan Administrator of

National Grid USA Companies’ Incentive Thrift Plan

Opinion on the Financial Statements

We have audited the accompanying statement of net assets available for benefits of National Grid USA Companies’ Incentive Thrift Plan (the “Plan”) as of December 31, 2022, the related statement of changes in net assets available for benefits for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2022, and the changes in net assets available for benefits for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on the Plan’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Plan in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Report on Supplemental Schedule

The supplemental schedule of assets (held at end of year) as of December 31, 2022, has been subjected to audit procedures performed in conjunction with the audit of the Plan’s financial statements. The supplemental schedule is the responsibility of the Plan’s management. Our audit procedures included determining whether the supplemental schedule reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplemental schedule. In forming our opinion on the supplemental schedule, we evaluated whether the supplemental schedule, including their form and content, are presented in compliance with the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. In our opinion, such schedule is fairly stated, in all material respects, in relation to the financial statements as a whole.

/s/DELOITTE & TOUCHE LLP

New York, New York

June 23, 2023

We have served as the auditor of the Plan since 2023

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

DECEMBER 31, 2022 AND 2021

	2022	2021
ASSETS
INVESTMENTS (at Fair Value)	$5,124,783,922	$6,220,473,435
RECEIVABLES
Notes Receivable from Participants	80,935,449	83,761,257
Company Contributions	3,182,616	2,623,766
Dividends	3,805,157	2,403,734
Due from Affiliated Plan	—	2,199,540

Total Receivables	87,923,222	90,988,297

Total Assets	5,212,707,144	6,311,461,732

NET ASSETS AVAILABLE FOR BENEFITS	$5,212,707,144	$6,311,461,732

See accompanying Notes to Financial Statements.

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

YEAR ENDED DECEMBER 31, 2022

ADDITIONS (REDUCTIONS):
INVESTMENT INCOME (LOSS)
Net Depreciation in Fair Value of Investments	$(922,934,806)
Interest and Dividends	25,664,259
Other Additions	46,459

Total Investment Loss, Net	(897,224,088)
INTEREST INCOME ON NOTES RECEIVABLE
FROM PARTICIPANTS	2,955,026
CONTRIBUTIONS
Employee Contributions	228,096,815
Company Contributions	102,324,685
Employee Rollover	19,202,293

Total Contributions	349,623,793

Total Additions (Reductions)	(544,645,269)
DEDUCTIONS:
BENEFITS PAID TO PARTICIPANTS	549,523,183
ADMINISTRATIVE EXPENSES	1,216,069

Total Deductions	550,739,252

NET DECREASE	(1,095,384,521)
TRANSFER TO QUALIFIED PLAN	(3,370,067)
NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of Year	6,311,461,732

End of Year	$5,212,707,144

See accompanying Notes to Financial Statements.

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2022 AND 2021

AND FOR THE YEAR ENDED DECEMBER 31, 2022

NOTE 1	DESCRIPTION OF PLAN

The following description of National Grid USA Companies’ Incentive Thrift Plan (the Plan) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan’s provisions.

            Plan Description

The Plan was established effective September 1, 1984, pursuant to the authorization of the Board of Directors of certain subsidiaries of the New England Electric System (“NEES”), to provide a long-range program of systematic savings for eligible employees (the “Participants”). The Plan was renamed National Grid USA Companies’ Incentive Thrift Plan II upon the merger between National Grid plc and NEES on March 22, 2000, at which time NEES was renamed National Grid USA. The Plan is subject to the Employee Retirement Income Security Act of 1974 (ERISA).

Employees of participating subsidiaries of National Grid USA (collectively, the “Employers” or the “Company”) who are covered by a collective bargaining agreement, are eligible to participate in the Plan, have various Employers’ Matching Contribution (“Matching Contribution”) formulas, and are eligible for Matching Contributions as determined under the terms of the respective collective bargaining agreement for each participating union group.

Employees of participating subsidiaries of National Grid USA (collectively, the “Employers” or the “Company”) who are not covered by a collective bargaining agreement are immediately eligible to participate in the Plan upon employment, but will not receive Employer Matching Contributions (“Matching Contributions”) from the Employers until the first of the month following three months of service.

The plan administrator is the Retirement Plans Committee of National Grid USA Service Company, Inc. (the “Administrator”). The Board of Directors of National Grid plc has the governing authority to amend the Plan, but has delegated certain amending authority to the Board of Directors of National Grid USA Service Company, Inc. (“Service Company”).

Vanguard serves as record keeper of the Plan. The Vanguard Fiduciary Trust Company is trustee and custodian for all assets and Participant accounts with the exception of the self-directed brokerage accounts. TD Ameritrade is the custodian for the self-directed brokerage accounts.

Effective December 31, 2021, the National Grid USA Companies’ Incentive Thrift Plan I (“Thrift Plan I”) merged into this Plan. Net assets of $3,263,701,210 transferred over from Thrift Plan I. The Plan document was restated effective December 31, 2021 in light of the merger. A Roth provision was added to the Plan effective as of that date.

On May 25, 2022 National Grid USA Companies sold one of their business units, Narragansett Electric Company, to PPL in an asset sale. As a result, those affected employees became employees of PPL and are eligible to rollover their accounts to the PPL plan.

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2022 AND 2021

AND FOR THE YEAR ENDED DECEMBER 31, 2022

NOTE 1	DESCRIPTION OF PLAN (CONTINUED)

            Contributions

Eligible Participants are permitted to elect to have a percentage, limited by Plan provisions, of their compensation contributed as pretax 401(k), after-tax, or Roth contributions to the Plan. The Plan includes an auto-enrollment provision whereby all newly eligible employees are automatically enrolled in the Plan 45 days after their hire date unless they affirmatively elect not to participate in the Plan. Automatically enrolled non-collectively bargained Participants and collectively bargained Participants have their deferral rate set at 8% and 6% of All Pay, respectively, and their contributions invested in the designated default fund until changed by the Participant. Participants can choose whether their Elective Contributions to the Plan will be calculated on their Base Pay or All Pay. Participants who have attained age 50 before the end of the Plan year are eligible to make catch-up contributions.

Participants may elect an automatic increase of 1 to 3 percent of their pre-tax or Roth Contributions each year. A Participant can elect to make the automatic increase effective at any time during the year. It is not available for after-tax Contributions.

Base Pay is defined as the Participant’s regular pay, prior to any salary reductions for Elective Contributions to the Plan, and any other salary reductions under the Health Care Spending Account, Health Savings Account, Dependent Care Reimbursement Account or for Company health care coverage.

Base Pay excludes all other forms of compensation, including supplemental disability income, amounts deferred under other plans, reimbursements of expenses, incentive pay, commissions, options, payments made in lieu of vacation days or under short- or long-term disability provisions, awards, overtime, premiums, and any other additional forms of earnings (including Company contributions to or under any other employee benefit plan, such as health insurance, pension, or severance pay).

All Pay is Base Pay, as defined above, plus overtime, commissions, premium pay, and any incentive pay.

The Company may, at its discretion, elect to make a matching contribution to the Plan. For the year ended December 31, 2022, the Company matching contribution was 50% of the first 8% of eligible compensation that a non-collectively bargained Participant contributed to the Plan. Company matching contributions for non-collectively bargained employees are based on All Pay. For non-collectively bargained employees active on the last day of the plan year, the Company performs an annual “true-up” calculation following the end of each year to determine the maximum amount of Company Matching Contributions based on Participant’s contributions made over the entire year. If any amount is due, it is deposited into the Participant’s account.

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2022 AND 2021

AND FOR THE YEAR ENDED DECEMBER 31, 2022

NOTE 1	DESCRIPTION OF PLAN (CONTINUED)

            Contributions (Continued)

For the year ended December 31, 2022, the Company matching contribution for collectively bargained Participants was the formula set forth in the respective collective bargaining agreement of each union group. Based on the terms of each collective bargaining agreement, the Company may perform an annual “true-up” calculation following the end of each year to determine the maximum amount of Company Matching Contributions based on Participant’s contributions made over the entire year. If any amount is due, it is deposited into the Participant’s account.

Participants may also contribute amounts representing distributions from other qualified defined benefit or defined contribution plans (rollover). Participants direct the investment of contributions into various investment options offered by the Plan. Contributions are subject to certain Internal Revenue Service (IRS) limitations.

Active or former employees who are Participants and who receive a lump sum distribution from a Company qualified pension plan (National Grid USA Companies’ Final Average Pay Pension Plan, Niagara Mohawk Pension Plan, KeySpan Retirement Plan and Retirement Income Plan of KeySpan Corporation) may roll the lump sum proceeds into the Plan to the extent the proceeds qualify for rollover under the Internal Revenue Code (“IRC”). The total amount rolled over from these Plans in 2022 was $5,570,701.

Beginning January 1, 2011, eligible Participants in certain union groups, pursuant to their collective bargaining agreements, have begun receiving Company Core Contributions. The Company calculates a Participant’s Core Contribution each payroll period, based on actual compensation for that payroll period. The contribution is a percentage of pay based on the Participant’s total points as set forth in the plan documents as of January 1 of the plan year. The contribution schedule is as follows:

Points	Core Contribution (% of Pay)
0 < 34	3%
35 - 44	4%
45 - 54	5%
55 - 64	6%
65 - 74	7%
75 - 84	8%
85 +	9%

*	Once a person reaches 30 years of service, the pay credit is reduced to 4.5 percent for certain eligible Participants in TWU Local 101 and IBEW Local 3.

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2022 AND 2021

AND FOR THE YEAR ENDED DECEMBER 31, 2022

NOTE 1	DESCRIPTION OF PLAN (CONTINUED)

            Contributions (Continued)

Union Local 97C negotiated the introduction of Core Contributions in 2017. Effective May 1, 2017, their Core Contributions are based on Base Pay only, and are based on years of service as follows:

Years of Service	Core Contribution (% of Pay)
0 - 4	4%
5 - 9	5%
10 - 14	6%
15 - 19	7%
20 +	8%

Non-collectively bargained Participants hired or rehired on January 1, 2011 or later are eligible for Company Core Contributions. The Company calculates a Participant’s Core Contribution each payroll period, based on actual compensation for that payroll period. The contribution is a percentage of pay based on the Participant’s total points as set forth in the plan documents as of January 1 of the plan year. The contribution schedule is as follows:

Points	Core Contribution (% of Pay)
< 45	4%
45 - 54	5%
55 - 64	6%
65- 74	7%
75 +	8%

Core Contributions are based on All Pay. Participants will have an account established for them at Vanguard and Core Contributions will begin with their first paycheck after the 1st of the month following 3 months of service. These contributions will continue even if Participants do not contribute to the Plan.

Unless elected otherwise, Core Contributions will be automatically invested in the Qualified Default Investment Alternative which is the Vanguard Target Retirement Trust Select closest to the year in which the Participant will attain age 65. Once enrolled, Participants can change the investment allocation at any time.

            Participant Accounts

Each Participant’s account is credited with the Participant’s Contribution and allocations of (a) the Employer’s Matching Contributions (b) Company Core contributions (if applicable), and (c) allocations of plan earnings, net of fees. Allocations are based on Participant earnings, account balances or specific Participant transactions, as defined. The benefit to which a Participant is entitled is the benefit that can be provided from the Participant’s vested account.

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2022 AND 2021

AND FOR THE YEAR ENDED DECEMBER 31, 2022

NOTE 1	DESCRIPTION OF PLAN (CONTINUED)

            Vesting

Participants are immediately vested in their contributions plus actual earnings thereon. For collectively bargained Participants, vesting in the Company matching and Core contribution portion of their accounts, plus actual earnings thereon, is based on the terms of the collective bargaining agreement for each union group. For non-collectively bargained Participants, vesting in the Company matching and Core contribution portion of their accounts, plus actual earnings thereon, is 100% after completion of three years of service. Notwithstanding the above, a Participant is fully vested upon reaching normal retirement age, death, or permanent disability.

            Notes Receivable from Participants

Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50% of their vested account balance. The notes are secured by the balance in the Participant’s account and bear interest at a rate set at the time Participants apply for a loan based on the rate established by the Administrator. Interest rates at December 31, 2022 ranged from 3.25 percent to 10.50 percent. Loans must be repaid over a period of one to five years (up to 15 years for the purchase of a primary residence) by means of payroll deductions. Participants who leave the Company or are on an unpaid leave of absence can continue to repay their outstanding loan balance through the remaining amortization period directly to Vanguard.

A default of the loan will occur if the loan balance is not paid off by the end of the quarter following the quarter in which the missed payment was due or the loan is not paid in full by the contractual maturity date. In the event of default, the outstanding balance of the loan and any unpaid accrued interest is deemed to have been distributed to the Participant. Interest continues to be tracked following a default solely for determining the amount available for a subsequent loan. Deemed distributions are included in the Loan Fund’s investment balance until the employee has been terminated. Upon termination, the defaulted loan balance is deducted from the Plan. There were cumulative deemed distributions of $3,575,808 and $2,752,894 as of December 31, 2022 and 2021, respectively.

            Benefit Payments

Upon termination of service due to death, disability, or retirement, a Participant may elect to receive the value of the vested interest in their account in the form of a lump sum distribution or installments. The Plan allows for in-service distributions if a Participant reaches age 59 1⁄2 and hardship distributions subject to Plan provisions. If a Participant terminates employment and the Participant’s account balance does not exceed $1,000, the Plan administrator will authorize the benefit payment without the Participant’s consent.

            Forfeited Accounts

Forfeited nonvested accounts can be used to pay administrative expenses and to reduce future Company contributions. Forfeited nonvested accounts as of December 31, 2022 and 2021, totaled $1,172,038 and $1,393,640, respectively. There were $1,678,202 of forfeitures used to reduce Company contributions for the year ended December 31, 2022.

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2022 AND 2021

AND FOR THE YEAR ENDED DECEMBER 31, 2022

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            Basis of Accounting

The financial statements of the Plan are prepared on the accrual basis of accounting.

            Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

            Investment Valuation and Income Recognition

The Plan’s investments are reported at fair value. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market Participants at the measurement date. See Note 3 for discussion of fair value measurements.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date. Net appreciation (depreciation) includes the Plan’s gains and losses on investments bought and sold as well as held during the year.

            Notes Receivable from Participants

Notes receivable from Participants are measured at their unpaid principal balance plus any accrued but unpaid interest. Interest income is recorded on the accrual basis. Related fees are recorded as administrative expenses and are expensed when they are incurred. No allowance for credit losses has been recorded as of December 31, 2022 or 2021. Delinquent notes receivable are recorded as distributions on the basis of the terms of the Plan document.

            Benefit Payments

Benefits are recorded when paid.

            Administrative Expenses

Management fees and operating expenses are charged to plan Participants and are reflected as a reduction of investment return in each of the investment options of the Plan. Such management fees and operating expenses are deducted from income earned on a daily basis. Fees related to the administration of notes receivable from Participants are charged directly to the Participant’s account and are included in administrative expenses.

            Subsequent Events

The Plan has evaluated subsequent events through June 23, 2023, the date the financial statements were issued.

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2022 AND 2021

AND FOR THE YEAR ENDED DECEMBER 31, 2022

NOTE 3	FAIR VALUE OF INVESTMENTS

The framework for measuring fair value provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described as follows:

Level 1 – Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Plan has the ability to access.

Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, such as:

•	quoted prices for similar assets or liabilities in active markets;

•	quoted prices for identical or similar assets or liabilities in inactive markets;

•	inputs other than quoted prices that are observable for the asset or liability; or

•	inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3 – Inputs to the valuation methodology are unobservable and significant to the fair market value measurement.

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques maximize the use of relevant observable inputs and minimize the use of unobservable inputs.

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2022 AND 2021

AND FOR THE YEAR ENDED DECEMBER 31, 2022

NOTE 3	FAIR VALUE OF INVESTMENTS (CONTINUED)

Following is a description of the valuation methodologies used for assets measured at fair value. There have been no changes in the valuation methodologies used at December 31, 2022 and 2021.

Collective Fund – Valued at the NAV of units of the bank collective trust. NAV is a readily determinable fair value and is the basis for current transactions. Participant transactions (purchases and sales) may occur daily. If the Plan initiates a full redemption of the collective trust, the issuer reserves the right to temporarily delay withdrawal from the trust in order to ensure that securities liquidations will be carried out in an orderly business manner.

Common Stock – Investments in the National Grid American Depositary Receipts (which trades on the New York Stock Exchange (“NYSE” under the symbol “NGG”) are valued according to the closing price on the NYSE.

Mutual Funds – Valued at the daily closing price as reported by the fund. Mutual funds held by the Plan are open-end mutual funds that are registered with the Securities and Exchange Commission. These funds are required to publish their daily net asset value (NAV) and to transact at that price. The mutual funds held by the Plan are deemed to be actively traded.

Self-Directed Brokerage Fund – consist primarily of mutual funds that are valued at the daily closing prices as reported by the funds. Additionally, there is an FDIC insured interest bearing deposit account.

The following tables set forth by level, within the fair value hierarchy, the Plan’s assets at fair value as of December 31:

	2022
	Level 1	Level 2	Level 3	Total
Collective Trust Funds	$—	$4,791,584,054	$—	$4,791,584,054
Common Stock	221,734,766	—	—	221,734,766
Mutual Funds	85,979,653	—	—	85,979,653
Self-Directed Brokerage Fund	25,485,449	—	—	25,485,449

Total Investments at Fair Value	$333,199,868	$4,791,584,054	$—	$5,124,783,922

	2021
	Level 1	Level 2	Level 3	Total
Collective Trust Funds	$—	$5,791,812,879	$—	$5,791,812,879
Common Stock	284,096,545	—	—	284,096,545
Mutual Funds	113,336,416	—	—	113,336,416
Self-Directed Brokerage Fund	31,227,595	—	—	31,227,595

Total Investments at Fair Value	$428,660,556	$5,791,812,879	$—	$6,220,473,435

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2022 AND 2021

AND FOR THE YEAR ENDED DECEMBER 31, 2022

NOTE 4	RISKS AND UNCERTAINTIES

The Plan invests in various investment securities. Investment securities are exposed to various risks such as interest rate, market, and credit risks. Market risks include global events which could impact the value of investment securities, such as a pandemic or international conflict. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of the investment securities will occur in the near term and that such changes could materially affect Participants’ account balances and the amounts reported in the Statements of Net Assets Available for Benefits.

NOTE 5	PLAN TERMINATION

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, the Participants would become 100% vested in their Company contributions.

NOTE 6	PLAN TAX STATUS

The IRS has determined and informed the Company by a letter dated October 18, 2017, that the Plan was designed in accordance with applicable sections of the IRC. The Plan has been restated since receiving the opinion letter. However, the Plan administrator believes that the Plan is designed and being operated in compliance with the applicable requirements of the IRC and, therefore, believes that the Plan is qualified, and the related trust is tax-exempt.

Accounting principles generally accepted in the United States of America require Plan management to evaluate tax positions taken by the Plan and recognize a tax liability if the Plan has taken an uncertain position that more likely than not would not be sustained upon examination by the IRS. The Plan is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2022 AND 2021

AND FOR THE YEAR ENDED DECEMBER 31, 2022

NOTE 7	PARTY-IN-INTEREST TRANSACTIONS

Section 3(14) of ERISA defines a party-in-interest to include among others, fiduciaries or employees of the Plan, any person who provides services to the Plan or an employer whose employees are covered by the Plan. Accordingly, loans to Participants and investments in American Depository Receipts of National Grid plc are considered party in interest transactions. Total shares in American Depository Receipts of National Grid plc were 3,675,974 and 3,928,326 at December 31, 2022 and 2021, respectively. Total dollar value of these shares was $221,734,766 and $284,096,545 at December 31, 2022 and 2021, respectively. Moreover, the Plan’s investment options include mutual funds and collective trust funds managed by Vanguard. These party-in-interest transactions are exempt from the prohibited transaction rules of ERISA.

Some administrative expenses for the Plan are paid by the Company. The trustee was paid $1,124,805 in administration fees out of plan assets for administering and consulting related to the Plan during the year ended December 31, 2022.

Certain administrative functions are performed by officers or employees of the Company. No such officer or employee receives compensation from the Plan.

NOTE 8	RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for benefits per the financial statements to Form 5500 as of December 31:

	2022	2021
Net Assets Available for Benefits per
Financial Statements	$5,212,707,144	$6,311,461,732
Deemed Distributions	(3,575,808)	(3,405,659)

Net Assets Available for Benefits per Form 5500	$5,209,131,336	$6,308,056,073

The following is reconciliation of the change in net assets per the financial statements to the Form 5500 for the year ended December 31, 2022:

Change in Net Assets Available for Benefits per
Financial Statements	$(1,095,384,521)
Change in Deemed Distributions	(170,149)

Change in Net Assets Available for Benefits per Form 5500	$(1,095,554,670)

Deemed distributions are recognized for Form 5500 reporting but not for financial statement reporting until a full distribution of the Participant’s account balance is made.

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN

E.I.N. 04-1663150 PLAN NO. 007

SCHEDULE H, LINE 4i—SCHEDULE OF ASSETS (HELD AT END OF YEAR)

DECEMBER 31, 2022

(a)	(b)	(c)	(d)	(e)
	Identity of Issue, Borrower, Lessor or Similar Party	Description of Investment Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value	Cost**	Current Value
	Collective Trust Funds:
	Fidelity Managed Income Portfolio II; Class 3	Collective Trust Fund		$687,165,185
	T. Rowe Price Retirement 2005 Trust; Class F	Collective Trust Fund		3,263,063
	T. Rowe Price Retirement 2010 Trust; Class F	Collective Trust Fund		2,722,042
	T. Rowe Price Retirement 2015 Trust; Class F	Collective Trust Fund		3,285,572
	T. Rowe Price Retirement 2020 Trust; Class F	Collective Trust Fund		23,912,332
	T. Rowe Price Retirement 2025 Trust; Class F	Collective Trust Fund		19,555,057
	T. Rowe Price Retirement 2030 Trust; Class F	Collective Trust Fund		44,977,683
	T. Rowe Price Retirement 2035 Trust; Class F	Collective Trust Fund		7,901,924
	T. Rowe Price Retirement 2040 Trust; Class F	Collective Trust Fund		26,234,789
	T. Rowe Price Retirement 2045 Trust; Class F	Collective Trust Fund		5,482,337
	T. Rowe Price Retirement 2050 Trust; Class F	Collective Trust Fund		16,273,620
	T. Rowe Price Retirement 2055 Trust; Class F	Collective Trust Fund		1,752,498
	T. Rowe Price Retirement 2060 Trust; Class F	Collective Trust Fund		6,206,612
	T. Rowe Price Retirement 2065 Trust; Class F	Collective Trust Fund		676,482
*	Vanguard Institutional 500 Index Trust	Collective Trust Fund		464,922,556
*	Vanguard Institutional Extended Market Index Trust	Collective Trust Fund		192,592,185
*	Vanguard Institutional Total Bond Market Index Trust	Collective Trust Fund		54,171,617
*	Vanguard Institutional Total International Stock Market Index Trust	Collective Trust Fund		80,067,898
*	Vanguard Target Retirement 2020 Trust Select	Collective Trust Fund		263,747,406
*	Vanguard Target Retirement 2025 Trust Select	Collective Trust Fund		553,844,238
*	Vanguard Target Retirement 2030 Trust Select	Collective Trust Fund		657,307,915
*	Vanguard Target Retirement 2035 Trust Select	Collective Trust Fund		380,660,678
*	Vanguard Target Retirement 2040 Trust Select	Collective Trust Fund		253,972,006
*	Vanguard Target Retirement 2045 Trust Select	Collective Trust Fund		249,812,541
*	Vanguard Target Retirement 2050 Trust Select	Collective Trust Fund		266,609,214
*	Vanguard Target Retirement 2055 Trust Select	Collective Trust Fund		168,012,346
*	Vanguard Target Retirement 2060 Trust Select	Collective Trust Fund		98,595,921
*	Vanguard Target Retirement 2065 Trust Select	Collective Trust Fund		18,358,168
*	Vanguard Target Retirement 2070 Trust Select	Collective Trust Fund		768,721
*	Vanguard Target Retirement Income Trust Select	Collective Trust Fund		238,731,448

	Total Collective Trust Funds			4,791,584,054

	Common Stock:
*	National Grid American Depository Receipt (ADR) Fund	Common Stock		221,734,766

	Mutual Funds:
	PIMCO Total Return Fund; Institutional Class	Mutual Fund		85,979,653

	Self-Directed Brokerage Fund:
	Self-Directed Brokerage Fund	Self-Directed Brokerage Fund		25,485,449

*	Participants	Participant Loans Rates from 3.25% to 7.50%	—	77,359,641

				$5,202,143,563

*	Indicates party-in-interest
**	Cost omitted for participant-directed accounts